News Release Berry Petroleum Company 5201 Truxtun Avenue, Suite 300 Bakersfield, California 93309-0640	Phone (661) 616-3900 E-mail: ir@bry.com Internet: www.bry.com
Contacts: Robert F. Heinemann, President and CEO - - Ralph J. Goehring, Executive Vice President and CFO

BERRY PETROLEUM COMPANY ANNOUNCES RETIREMENT OF DIRECTOR JOHN A. HAGG

Bakersfield, CA - August 31, 2005 - Mr. John A. Hagg has retired from the Berry Petroleum Company Board of Directors effective August 30, 2005. Mr. Hagg has served on the Berry Board since 1994. Mr. Martin H. Young, Chairman of the Board, stated "The Board of Directors is grateful for John's long service in a period of tremendous growth and diversification for the Company." Mr. Robert F. Heinemann, President and CEO, added "John's service on the Board of Directors has been a significant part of making Berry a stronger Company over the last 12 years."

Berry Petroleum Company is a publicly traded independent oil and gas production and exploitation company with headquarters in Bakersfield, California.

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